UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17802 IH 10 West, Suite 400 San Antonio, Texas		78257
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 344-3400

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 3, 2015, Biglari Holdings Inc. (the “Company”) and each of Kenneth R. Cooper, William L. Johnson, James P. Mastrian and Ruth J. Person, as members of the Board of Directors (the “Board”) of the Company (each an “Indemnitee”), entered into the Company’s standard form of Indemnity Agreement for directors.  Pursuant to the Indemnity Agreements, the Company will indemnify, and advance expenses on behalf of, directors to the fullest extent permitted by applicable law in connection with any proceeding in which such director is involved as a director of the Company.

The foregoing description is qualified in its entirety by the full text of the Indemnity Agreement, the form of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 3, 2015, the Board adopted and approved amendments to the Company’s Restated By-Laws (the “By-Laws”).

Article III of the By-Laws was amended to establish an orderly process for shareholders seeking to take action at any annual meeting or nominate directors at any annual or special shareholder meeting where the election of directors is on the agenda.

Pursuant to Ind. Code § 23-1-42-5, Article IX, Section 2 of the By-Laws was added to provide that the provisions of the Indiana Control Share Acquisitions Chapter, Ind. Code § 23-1-42-1, et. seq., do not apply to the Company.  The Indiana Control Share Acquisitions Chapter limits voting rights for shares acquired in excess of statutory thresholds, unless the acquisition of the excess shares is approved by the issuer’s disinterested shareholders or the corporation opts-out of the statute’s provisions prior to the acquisition of such excess shares by amending the corporation’s articles of incorporation or bylaws.

In addition, the By-Laws were amended to add a forum selection provision at Article IX, Section 2 of the y-Laws.  Pursuant to the forum selection provision, unless the Company consents in writing to the selection of an alternative forum, the Circuit or Superior Courts located in Hamilton County, Indiana (or, if such courts do not have jurisdiction, the United Stated District Court for the Southern District of Indiana or other state courts of Indiana) shall, to the fullest extent permitted by law, be the sole and exclusive forum for:  (a) any derivative action or proceeding brought by or in the name of the Company; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or affiliate of the Company to the Company or to the Company’s shareholders; (c) any action arising pursuant to any provision of the Indiana Business Corporation Law or the Company’s  Articles of Incorporation or the By-Laws (each as may be amended from time to time); or (d) any action asserting a claim against the Company governed by the internal affairs doctrine.  Furthermore, the forum selection provides that, if any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located in the State of Indiana (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) personal jurisdiction of the state and federal courts located within the State of Indiana in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

In addition, further amendments incorporated in the By-Laws include provisions regarding the procedures for conducting shareholders meetings and providing that only the Chairman and Board are authorized to call special meetings of the shareholders.

The description set forth above regarding the Company’s By-Laws is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Biglari Holdings Inc. (as amended through June 3, 2015)

10.1	Form of Indemnity Agreement for Directors of the Company, as adopted on June 3, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGLARI HOLDINGS INC.

Date: June 4, 2015	By:	/s/ Bruce Lewis
	Name:	Bruce Lewis
	Title	Controller

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Biglari Holdings Inc. (as amended through June 3, 2015)

10.1	Form of Indemnity Agreement for Directors of the Company, as adopted on June 3, 2015